Exhibit 99.1

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
BETWEEN
SOONER CAPITAL, LLC
AS SELLER,
AND
WHEELER REIT, L.P.,
AS BUYER
DATE: AS OF NOVEMBER 21, 2014

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 21st day of November, 2014 (the "Effective Date") by and between SOONER CAPITAL, LLC, a Virginia limited liability company (the "Seller"), and WHEELER REIT, L.P., a Virginia limited partnership (the "Buyer").
RECITALS
A.Seller is the owner of all of the membership interests (the "Membership Interests") of the limited liability company organized in Virginia and known as Harbor Point Associates, LLC (the "Company"). The Membership Interests represent all of the economic benefits of, and all of the voting, management and other rights with respect to, the Company.
B.    The Company is the owner of certain real property in the City of Grove, Oklahoma, as more particularly described on Exhibit A attached hereto and incorporated herein (together with any improvements thereon, the "Property").
C.    Seller has agreed to sell and Buyer has agreed to buy the Membership Interests for the price and upon the terms set forth in this Agreement.
ARTICLE 1
PURCHASE AND SALE
Section 1.1.    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as defined in Section 3.1), Seller agrees to sell, assign, and transfer to Buyer, and Buyer agrees to purchase, assume, acquire and accept from Seller, the Membership Interests.
Section 1.2.    Consideration. Seller is to sell and assign, and Buyer is to acquire and assume, the Membership Interests for the sum (the “Purchase Price”) of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000), minus the outstanding balance of the Loan (as defined below) on the Closing Date, including principal and accrued interest as of the Closing Date. Buyer and Seller anticipate that the Purchase Price shall be an amount equal to approximately $600,000 (“Estimated Closing Payment”), which amount shall be paid in cash or immediately available funds to Seller at the Closing, and any difference between the Purchase Price and the Estimated Closing Payment shall be paid by Buyer or Seller, as applicable, within thirty (30) days following Closing.
Section 1.3.    Transfer of Membership Interests. At Closing, Seller shall assign and transfer to Buyer, and Buyer shall accept, the Membership Interests, whether represented by certificates or otherwise, by execution and delivery of the "Transfer Power" (as defined in Section 3.2 below) from Seller to Buyer.
ARTICLE 2
DUE DILIGENCE INVESTIGATION; ACCESS
Section 2.1.    Delivery of Due Diligence Documents. Buyer acknowledges that prior to the Effective Date, Seller has delivered to it copies of certain documents including the documents (“Loan Documents”) evidencing the loan from Security Bank (“Lender”) secured by the Property (“Loan”) (collectively the "Due Diligence Documents").
Section 2.2.    Access. The Company has provided Buyer access to the Property and the Due Diligence Documents for the purpose of performing, at Buyer's sole cost and expense, studies, appraisals, physical inspections, investigations and any tests on the Property deemed necessary by Buyer (the "Tests"). Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold the Company harmless from and against any and all liability, loss, cost, damage, or expense (including, without limitation, reasonable, actual attorney's fees and costs) which the Company may sustain or incur by reason of or in connection with any Tests made by Buyer or Buyer's agents or contractors relating to or in connection with the Property, or entries by Buyer or its agents or contractors onto the

Property prior to the Closing. The Company shall be a third party beneficiary of Buyer's obligations under this Section 2.2.
ARTICLE 3
CLOSING; CLOSING ADJUSTMENTS AND COSTS; CONDITIONS
Section 3.1.    Time and Place. The consummation of the transactions contemplated hereby (the "Closing") shall be held at the offices of Buyer's counsel on or about November 21, 2014 (the "Closing Date"). At the Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 3.2 and Section 3.3, the performance of which obligations shall be concurrent conditions.
Section 3.2.    Seller's Obligations at Closing. At or prior to Closing, Seller shall execute (or cause the execution of) and deliver the following to Buyer (the "Seller's Closing Documents"):
(i)    a duly executed Membership Interests Transfer Power (the "Transfer Power") in the form attached hereto and made a part hereof as Exhibit B;
(ii)    such documents as Buyer may reasonably request;
(iii)    such documents as may be reasonably required by the Lender in issuing its approval to the transfer of the Membership Interests by Seller to Buyer;
(iv)    The Company's minute books and records, together with true, correct and complete copies of the Company's operating agreement and Articles of Organization ("Organizational Documents").
Section 3.3.    Buyer's Obligations at Closing. At the Closing, Buyer shall:
(a)    pay to Seller the amount of the Purchase Price in the manner set forth in Section 1.2; and
(b)    deliver such documents as may be reasonably required by the Lender in issuing its approval of Buyer's acquisition of the Membership Interests, if such approval is issued.
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1.    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date each of which representations and warranties is subject to the exceptions thereto (if any) set forth on Schedule 1 attached hereto and made a part hereof (the "Disclosure Schedule"), and the other terms and provisions of this Agreement:
(b)    Organization and Authority. Each of Seller and the Company has been duly formed and is validly existing under the laws of the Commonwealth of Virginia. Seller has the full right and authority to enter into this Agreement and to transfer the Membership Interests and to consummate or cause to be consummated the transactions contemplated by this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so.
(c)    Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Seller has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing organizational documents or agreements, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Seller or to the Company (excluding the Loan Documents).
(d)    Agreement Binding. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity). All Related Documents executed by Seller at or in connection with the Closing will be duly authorized, executed, and delivered by Seller, and are or at the Closing will be legal, valid, and binding obligations of Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity) and do not violate any provisions of any agreement to which either Seller or the Company is a party or to which it is subject (excluding the Loan Documents). The term "Related Documents" shall mean any document or instrument executed and/or delivered by Seller or Buyer in connection with or pursuant to the Closing of the transaction contemplated by this Agreement including, without limitation, the Transfer Power.
(e)    Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Seller have been obtained or will be obtained on or before the Closing Date.
(f)    Ownership. Seller represents and warrants to Buyer that (i) Seller is the owner of the Membership Interests free and clear of all liens, charges, security interests and encumbrances of any nature, and has not pledged, collaterally assigned, hypothecated or otherwise encumbered all or any portion thereof, (ii) no understanding, agreement (either express or implied), or reasonable expectancy of agreement with respect to the sale or transfer of the Membership Interests or sale, lease or other transfer of the Property exists between Seller and any third party, and (iii) there are no (A) outstanding or authorized options, warrants, or convertible securities relating to any ownership interest in the Company or (B) other rights, agreements, arrangements or commitments of any character relating to the Membership Interests that would be binding on Buyer as the successor owner thereof or would encumber the Membership Interest.
(g)    Leases. There are no Leases at the Property other than those copies of which have been delivered to Buyer. Seller has heretofore delivered to Buyer true and complete copies of all of the material documents which comprise the Leases (and any material amendments thereto). There are no other understandings, oral or written, between Seller or any of the tenants with respect to the Leases. Seller is not aware of any default under any of the Leases and has not received nor delivered a written notice declaring a default by landlord or tenant under any of the Leases (which has not otherwise been cured). Except as set forth in the Leases, there are no agreements with respect to any leased space allowing the tenant any concession, reduction or abatement of rent, or allowing the payment of any rent other than in cash; the security deposits thereunder have not been pledged or assigned by the landlord to any third party other than in connection with the Loan; no rentals or other payments for periods in excess of one month have been received under any lease except as reflected on the rent roll delivered to Buyer; and there are no tenant leases or any other document or instrument which give any tenant the right to purchase the Property or any part thereof.
(h)    Contracts. The Company is not party to or bound by any contracts, agreements, leases or commitments, written or oral (“Contracts”) other than those provided to Buyer prior to the Effective Date. Seller has heretofore delivered to Buyer true and complete copies of all of the material documents which comprise the Contracts (and any material amendments thereto). There are no other understandings, oral or written, between Seller and any of the other parties to the Contracts with respect to the Contracts. Seller is not aware of any default under any of the Contracts and has not received nor delivered a written notice declaring a default under any of the Contracts (which has not otherwise been cured).
(i)    Oral Agreements. No oral agreement has been entered into with any person or entity relating to or connected with the ownership, construction, use, operation, maintenance or condition of the Property which would be binding upon Buyer at or subsequent to the Closing.
(j)    Environmental. To the best of Seller's actual knowledge, (i) the Property is not presently being used, or has ever been used, for the storage or disposal of any hazardous or toxic waste or as a dump site for hazardous or toxic waste, (ii) the Property has not been affected by the presence of, and there is not present, oil, hazardous waste, toxic substances or other pollutants or materials in violation of any local, state or federal law or regulation, (iii) there is no soil condition adversely affecting the Property, and (iv) there are no underground storage tanks on or under the Property, nor have underground storage tanks been removed from the Property during Seller's ownership of the Property.
(k)    No Pending Actions. Neither Seller nor the Company has received any written notice of: (i) any pending (and to Seller's knowledge there is no threatened) action, suit, arbitration, unsatisfied order or judgment relating to the Property or the Membership Interests; or (ii) any government investigation or proceeding pending against the Company or the Property; or (iii) any pending (or to Seller's knowledge, threatened) condemnation, taking or eminent domain proceedings against the Property.
(l)    Certificates of Occupancy and Use. All required certificates of occupancy for the Property or any portion thereof have been issued and are in full force and effect. The use being made of the Property complies with all such certificates of occupancy.
(m)    No Violations. Neither Seller nor the Company has received written notice of any material violations of any laws enacted by any federal, state, local or other governmental agency or regulatory body with respect to the Property which remain uncured and could materially and adversely affect the use and operation or the value of the Property or materially and adversely interfere with the consummation of the transaction contemplated by this Agreement.
(n)    Insurance. Neither Seller nor the Company has received any written notice from any insurance company which has issued a policy with respect to the Property requesting performance of any structural or other major repairs or alterations to any of the Property which has not been complied with. Neither Seller nor the Company has received from any insurance company presently insuring the Property any notice of cancellation of any policy or of a material increase in the current premium of any policy. Seller agrees to cause the Company to keep present coverages in full force and effect, and to pay the premiums thereon, until the date of Closing.
(o)    Bankruptcy. Neither Seller nor the Company has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.
(p)    Commitments. Neither Seller nor the Company has made, and prior to Closing hereunder shall not make, any commitments to any government authority or agency, utility company, or to any other organization, group or person relating to the Property that would impose on the Company or the Property (or any future owner thereof) the obligation to make on or after the Closing any contributions of money, dedication of land or grants of easements, rights-of-way or other things, or to construct, install or maintain any improvements, public or private, on or off the Property.
(q)    No Termination of Utilities. Neither Seller nor the Company has received any written notice of the termination or impairment of the furnishing of services to the Property or any component thereof of water, sewer, gas (if any), electric, telephone, drainage and other such utility services.
(r)    Employees. Neither Seller nor the Company has entered into any employment contracts or labor union contracts and has not established any retirement, health insurance, vacation, pension, profit sharing or other benefit plans relating to the operation or maintenance of the Property (or any component thereof) for which Buyer shall have any liability or obligation. Neither Seller nor the Company has any employees at the Property or any component thereof. As of the Closing Date, there shall be no employees of Seller or the Company working at the Property (or any component thereof).
(s)    Loan. The Loan Documents are the only documents or agreements relating to the Loan to which the Company or the Property shall be bound after the Closing. There are no amendments or modifications (written, oral, by course of conduct or otherwise) to the Loan Documents. All payments required to be made under the Loan Documents to date have been made and will be made as of the Closing Date. There are no other fees, expenses or other amounts due to the Lender as of the date hereof (other than fees which may be imposed after the date of execution of this Agreement in connection with the transfer of the Membership Interests to Buyer and which shall be payable by Seller).
Neither the Company nor, to the best of Seller's knowledge, the Lender is in default under the Loan Documents. There are no other obligations of the Company to the Lender except as set forth in writing in the Loan Documents. No controversy, claim, dispute or disagreement exists between the parties to the Loan Documents. No event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any of the Loan Documents which has not been cured. The Loan Documents are in full force and effect. There is no pending or, to Seller's knowledge, threatened, litigation, proceeding or investigation relating to the Loan Documents.
(t)    Tax Matters. All Returns required to be filed by or on behalf of the Company on or before the Closing Date or with respect to tax periods ending on or prior to the Closing Date have been or will be duly filed on a timely basis, (ii) such Returns are true, complete and correct in all material respects, (iii) all Taxes which were shown to be due on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iv) no other Taxes are payable by the Company relating to the Property or otherwise with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date. There are no liens for Taxes upon the Property or the Membership Interests. For purposes hereof, (i) "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties; and (ii) "Taxes" shall mean "Taxes" shall mean all taxes and other governmental fees, charges or assessments, however denominated, whether due and payable or not yet due and payable, including any interest, penalties or other additions to tax, whether due and payable or not yet due and payable in respect thereof, imposed by any governmental entity.
(u)    Title/Encumbrances on Property. At Closing, the Company shall own all of the Property, free of all encumbrances and liens for any "Financial Obligations", subject only to the Permitted Exceptions. As used herein, "Financial Obligations" means obligations for (i) loans and borrowed money other than the Loan, (ii) payments or distributions of any kind owed by the Company to the Seller or any of its affiliates, (iii) goods and services provided to the Company and other trade debt relating to same incurred by the Company prior to Closing, (iv) payments due under any contracts to which the Company is a party, (v) judgments against the Company entered prior to Closing, (vi) charges for any work performed on the Property prior to Closing or (vii) tax liens against the Property. For purposes of this Agreement, the term "Permitted Exceptions" shall mean all title and survey matters pertaining to the Property which: (i) are set forth in Part I of Schedule B to that certain lender’s title policy issued by Stewart Title Guaranty Company to Revere High Yield Fund, L.P., as the Insured, dated January 29, 2014, Policy Number M-9302-003942612 (“Title Policy”) or (ii) are the Loan Documents. There have been no changes to the status of title to the Property since the issuance of the Title Policy.
(v)    The Company's Financial Obligations. At Closing, the Company will have no Financial Obligations whatsoever, except (i) routine obligations for operating expenses arising prior to Closing for which a bill or invoice has not been received, (ii) operating expenses or outstanding trade debt for which Buyer has been given a credit for at Closing or (iii) the Loan.
(w)    Organizational Documents. The Organizational Documents are true, correct and complete copies thereof and are in full force and effect.
(x)    Completeness and Accuracy. To Seller's knowledge, the documents delivered by Seller to Buyer pursuant to Section 2.1 are true, accurate and complete.
Section 4.2.    Survival of Seller's Representations and Warranties. Seller agrees to indemnify, defend and hold Buyer harmless against all losses, damages, suits, actions obligations, expenses, reasonable attorneys’ fees, costs claims or liabilities (collectively, the "Claims") arising out of a breach of any representation, warranty or covenant of Seller contained in this Agreement and first discovered by or disclosed to Buyer following the Closing. Buyer's sole remedies with respect to the breach of any representation, warranty or covenant contained in this Agreement discovered by or disclosed to Buyer prior to Closing shall be those specified in this Section 4.2. Seller's indemnity obligation relating to a breach of any representation, warranty, or covenant under this Agreement shall survive for a period of twelve (12) months from the Closing Date (the "Indemnification Period"); provided, however, that in no event shall Seller be liable for any claim or claims made by Buyer for a breach of any representation, warranty, or covenant under this Agreement unless the aggregate thereof is equal to or greater than $25,000.00. In no event shall Seller be liable for any consequential damages incurred or suffered by Buyer and in no event shall Seller be liable for aggregate amounts in excess of $250,000.
Section 4.3.    Representations, Warranties and Covenants of Buyer. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date and as of the Closing Date:
(a)    Organization and Authority of Buyer. Buyer has been duly formed and is validly existing under the laws of the Commonwealth of Virginia. Buyer has the full right and authority to enter into this Agreement, to purchase all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. This Agreement and all Related Documents executed by Buyer at the Closing will be duly authorized, executed, and delivered by Buyer and do not violate any provisions of any agreement to which Buyer is a party or to which it is subject.
(b)    Agreement Binding. This Agreement and the Related Documents constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(c)    Pending Actions. To Buyer's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
Section 4.4.    Survival of Buyer's Representations, Warranties and Covenants. The representations, warranties and covenants of Buyer set forth in Section 4.3 shall survive any Closing hereunder.
ARTICLE 5
MISCELLANEOUS
Section 5.1.    Assignment. Subject to the provisions of this Section 5.1, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may not be unreasonably withheld, conditioned or delayed if such transfer is to a wholly-owned affiliate entity; provided, however, Buyer shall have the right to assign this Agreement to a wholly-owned subsidiary of Buyer without the prior written consent of Seller. An assignment by Buyer of its rights under this Agreement shall not relieve Buyer of any liability hereunder.
Section 5.2.    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission (if such is received by 5:00 p.m. local time of the recipient) provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), or (b) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller: Sooner Capital, LLC Riversedge North 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452 Tel: 757-627-9088 Fax: 757-627-9081	If to Buyer: Wheeler REIT, LP Riversedge North 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452 Tel: 757-627-9088 Fax: 757-627-9081

Section 5.3.    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
Section 5.4.    Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
Section 5.5.    Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement.
Section 5.6.    Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
Section 5.7.    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.
Section 5.8.    Applicable Law. This Agreement and the Related Documents shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia without regard to conflicts of law principles. The parties hereto agree that the provisions of this Section 5.8 shall survive the Closing or any termination of this Agreement.
Section 5.9.    No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered on the Closing Date are and will be for the benefit of Seller and Buyer only and, subject to the provisions of Section 5.1, are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered on the Closing Date.
Section 5.10.    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
Section 5.11.    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that any normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
Section 5.12.    Disclosure of Information. Seller acknowledges that the general partner of Buyer is a publicly traded real estate investment trust. Seller acknowledges that the rules and regulations promulgated by the United States Securities and Exchange Commission (the "SEC") may require Buyer to disclose certain basic information concerning this Agreement and the transactions contemplated herein in documents to be filed with the SEC. The parties agree that Buyer shall be permitted to make such disclosures and that such disclosures shall not constitute a breach or a violation of any confidentiality or non-disclosure agreement executed by the parties prior to the Effective Date. Such confidentiality or non-disclosure agreement, if any, shall be amended and modified to the extent provided in this Section.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:	BUYER:

SOONER CAPITAL, LLC,	WHEELER REIT, L.P.,

a Virginia limited liability company	a Virginia limited partnership

By: Jon S. Wheeler	By: Wheeler Real Estate Investment

Jon S. Wheeler, Managing Member	Trust, Inc. a Maryland corporation,
its General Partner
By: Jon S. Wheeler
Jon S. Wheeler, President